Exhibit 10.10
EXECUTION VERSION
FIRST AMENDMENT TO MARKET HALL MANAGEMENT AGREEMENT
This FIRST AMENDMENT (the “Amendment”) TO MARKET HALL MANAGEMENT AGREEMENT (the “Agreement”) is made as of this 11th day of August, 2022 (the “Effective Date”), by and between FULTON SEAFOOD MARKET, LLC, a Delaware limited liability company (“Owner”) and CREATIVE CULINARY MANAGEMENT COMPANY LLC, a Delaware limited liability company (“Manager”).
RECITALS
A.    Owner and VS-FULTON SEAFOOD LLC (“Prior Manager”) entered into that certain Food Hall Management Agreement, as of January 8, 2018 (as heretofore amended, the “Prior Management Agreement”);
B.    Owner and Manager entered into that certain Market Hall Management Agreement, dated July 1, 2020 (the “Agreement”), which pursuant to its terms, terminated the Prior Management Agreement, and otherwise, set forth certain terms and provisions for Manager to manage and operate the Market for Owner;
C.    Owner and Prior Manager inadvertently entered into that certain First Amendment of Food Hall Management Agreement, dated August 11, 2022 (the “Prior Amendment”); and
D.    Owner, Manager and Prior Manager desire to terminate the Prior Amendment, and amend the Agreement as hereinafter set forth.
AGREEMENTS:
NOW, THEREFORE, in consideration of the mutual agreements hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members hereby covenant and agree to amend the Agreement as follows:
1.    Recitals. The recitals set forth above are true and correct and are incorporated herein by this reference.
2.    Capitalized Terms. Capitalized terms first defined herein shall have the meanings so given. Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.
3.    Amendment to Section 1 - Definitions.
(a)    The definition of “Gross Receipts under Section 1 of the Agreement is hereby deleted in its entirety and replaced with the following:
“ “Market Receipts” shall mean, for the Market, for any applicable period, determined on an “accrual basis”, the actual, gross receipts (including cash, credit card and debit card receipts) from food and beverage sales and merchandise sales at the Market, equipment or room rentals, “photo or location shoots”, “buy-out” fees (i.e., where all or substantially all of the Market is bought out for a private event), event service fees not paid to Employees, and all sales, rentals, leases, licenses or other transfer of merchandise or services and other receipts of any kind whatsoever of (x) all business within the Market by Manager and any subtenant, assignee, licensee, concessionaire or contractor that is an affiliate of Manager and (y) the sale of products within the Market that are derived, developed or created in whole or in part, from any Work Product and sold by Manager or Name Owner, or any subtenant, assignee, licensee, concessionaire or contractor that is an affiliate of Manager or Name Owner, and (z) all business conducted in or from the Premises by any subtenants, assignees, licensees, concessionaires or contractors that are not affiliates of Manager (including, without limitation, e-mail or internet, mail, catalogue, closed circuit television, computer, other electronic or telephone orders received or filled at the Premises), any Private Label Proceeds, all deposits not refunded to purchasers, orders taken, although said orders may be filled elsewhere, gross receipts from vending machines, electronic games and similar devices, and the proceeds of any business interruption insurance; provided, however, the term “Market Receipts” and “Private Label Proceeds” shall not include the following:
(a)    gratuities or service charges added to guests’ bills or statements which shall be paid over to Employees unless otherwise mutually agreed to by the parties;
(b)    taxes of whatever nature, including without limitation goods and services tax, value added or other like taxes collected directly from patrons or guests as part of or as an addition to the sales price of any goods or services;
(c)    any proceeds or other economic benefit of any borrowings;
(d)    any funds furnished by Owner or Landlord;
(e)    insurance proceeds (other than insurance proceeds for, or related to, business interruption);
(f)    condemnation awards, litigation damages and settlement payments (except to the extent such awards, damages or payments are intended to reimburse the Market or the parties for lost Market Receipts and/or to the extent fees, costs or other expenses incurred in connection with any such litigation or settlement have been included in Market Expenses for any period);
(g)    proceeds of collection of accounts receivable to the extent the amount of any account receivable was previously included in Market Receipts;
(h)    sale of any FF&E;
(i)    payments made under any warranty or guaranty except to the extent such payments are intended to reimburse the Market or the Parties for lost Market Receipts; or
(j)    credit card commissions.”
(b)    The definition of “Market Expenses” under Section 1 of the Agreement is hereby Amended to include in such defined term, any and all Private Label Expenses.
(c)    The following definitions are hereby added to Section 1:
(i)    “Owner’s LLC Agreement” means the Second Amended and

Restated Limited Liability Company Agreement of Owner, entered into as of August 11, 2022.
(ii)    “Private Label Expenses” shall mean any and all costs or expenses incurred in connection with, or allocated to, the design, manufacture, transportation, storage, marketing or sale of any Private Label Products.
(iii)    “Private Label Proceeds” shall mean, for any applicable period, determined on an “accrual basis”, the actual, gross receipts (including cash, credit card and debit card receipts) derived from any and all sales or licensing of Private Label Products.
(iv)    “Private Label Net Losses” shall mean, for each Fiscal Year (or other accounting period), the amount, if any, by which the Private Label Expenses for the applicable Fiscal Year (or other accounting period) exceed the Private Label Proceeds for such Fiscal Year (or other accounting period).
(v)    “Private Label Net Proceeds” shall mean, for each Fiscal Year (or other accounting period), the amount, if any, by which the amount of Private Label Proceeds for the applicable Fiscal Year (or other accounting period) exceed the Private Label Expenses for such Fiscal Year (or other accounting period).
(vi)    “Private Label Products” any products sold by the Market, Jean Georges Vongerichten, Manager or any of their respective employees, contractors, licensees, assignees or Affiliates (collectively, the “JG Parties”) that contain a product label bearing the Private Label Protected Name, regardless if any of the JG Parties developed or created the products.
(vii)    “Private Label Protected Name” shall mean collectively, “Jean Georges”, “Jean Georges Vongerichten, “JG” or “JGV”, or any biographical data or photograph of Jean Georges Vongerichten and all goodwill generated in connection with any of the foregoing, and excepting therefrom, “Tin Building”, “The Tin Building”, or any derivations thereof.
4.    Amendment to Section 15.1. Notwithstanding anything stated to the contrary in Article 14 of the Agreement, the parties acknowledge and agree that (A) the name of the building in which the Market is located, shall be the “Tin Building”, or such other name for such building as determined by Owner, in its sole and absolute discretion (the “Tin Building Name”), (B) the Tin Building Name, all related Intellectual Property, including but not limited to use of the TIN BUILDING trademark in connection with goods, and all goodwill generated in connection with use of any of the above, shall be owned by Owner or, in Owner’s sole discretion, by an Affiliate of Owner.
5.    Termination of Prior Amendment. Prior Manager, Manager and Owner each hereby acknowledge and agree that the Prior Amendment shall be terminated in its entirety on the Effective Date (without any further action required to be taken by any party) and shall have no further force or effect from and after such date. Prior Manager, Manager and Owner each hereby acknowledge and agree that each of them hereby fully and unconditionally releases the other party (and any Affiliate of such other party) from and against any and all past, present and future claims, whether known or unknown, that either party (or any of its Affiliates) has, or may have, against the other party (or any of its Affiliates) under, or in respect of, the Prior Amendment, and from and against any and all liability related to the Prior Amendment or with respect to any claims under or related to, the Prior Amendment.

6.    Severability. This Amendment and the Agreement shall be considered, for all intents and purposes, one instrument. In the event of any conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall, in all instances, prevail. If any provision of this Amendment or the application thereof to any person or circumstance is or becomes illegal, invalid or unenforceable, the remaining provisions hereof shall remain in full force and effect and this Amendment shall be interpreted as if such illegal, invalid or unenforceable provision did not exist herein.
7.    No Modification. This Amendment may not be changed, amended, modified, waived, discharged or terminated, except by an instrument in writing signed by the party against whom enforcement of such change, amendment, modification, waiver, discharge or termination is sought.
8.    Entire Agreement. This Amendment constitutes the entire agreement and understanding between the parties hereto respecting the subject matter hereof and there are no other agreements, understandings, undertakings, representations or warranties among the parties hereto with respect to the subject matter hereof except as set forth herein.
9.    Ratified. Except as otherwise provided herein, the Agreement is not otherwise modified, is hereby reaffirmed and ratified and remains in full force and effect.
10.    Counterparts; Multiple Originals. This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.
11.    Electronic Signatures. The Members intend to enter into this Amendment with electronic signatures and consent to entering into this Amendment with electronic signatures. The Members hereby agree that the electronic signature of each Member to this Amendment shall be as valid as an original handwritten signature of such party to this Amendment and shall be effective to bind such party to this Amendment. The Members agree that this Amendment, as signed by each Member with electronic signatures, shall be deemed (i) to be “written” or “in writing,” (ii) to have been signed by each Member to the same extent as if signed by each Member with original handwritten signatures, and (iii) to constitute a record established and maintained in the ordinary course of business and an original written record when printed from electronic files, even though containing electronic signatures. Such paper copies or “printouts” of this Amendment as signed with electronic signatures, if introduced as evidence in any judicial, arbitral, mediation or administrative proceeding, will be admissible as between the Members to the same extent and under the same conditions as other original business records containing original handwritten signatures and created and maintained in documentary form. Neither Member shall contest the admissibility of true and accurate copies of this Amendment as signed by the Members with electronic signatures on the basis of the best evidence rule or as not satisfying the business records exception to the hearsay rule. For purposes hereof, “electronic signature” means an electronic symbol or process attached to or logically associated with a contract or other record intended to serve as a manual signature.
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IN WITNESS WHEREOF, Owner and Manager have caused this Amendment to be executed as of the Effective Date.

FULTON SEAFOOD MARKET, LLC,
a Delaware limited liability company

By:	/s/ Peter F. Riley
Name:	Peter F. Riley
Title:	Secretary

CREATIVE CULINARY MANAGEMENT COMPANY LLC,
a New York limited liability company

By:	/s/ Jean-Georges Vongerichten
Name:	Jean-Georges Vongerichten
Title:	Authorized Signatory

With respect to Section 5 hereof only:

PRIOR MANAGER:

VS-Fulton Seafood Market, LLC

By:	/s/ Jean-Georges Vongerichten
Name:	Jean-Georges Vongerichten
Title:	Authorized Signatory